Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:

Jeff Gillenwater

304-369-8500

UPDATE FROM MASSEY ENERGY ON UPPER BIG BRANCH

JULIAN, WV, April 6, 2010 – Massey Energy Company (NYSE:MEE) is confirming twenty-five fatalities at its Upper Big Branch Mine, resulting from a tragic explosion. Additionally, two miners were transported earlier to hospitals and four miners are still missing at this time. Rescue efforts are currently suspended due to conditions underground. Rescue efforts will resume as soon as conditions allow.

Massey Chairman and CEO Don Blankenship is on site at the Upper Big Branch mine. Senior Vice President and Chief Operating Officer Chris Adkins and Vice President of Safety & Health, Elizabeth Chamberlin are coordinating Massey’s search and rescue efforts with State and Federal officials.

“Tonight we mourn the deaths of our members at Massey Energy,” said Don Blankenship. “I want to offer my condolences to the miners’ families who lost loved ones at Upper Big Branch. And I want to thank the rescue teams and the Massey members who continue to work hard on behalf of our miners and their families.”

Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the largest coal producer in Central Appalachia and is included in the S&P 500 Index.

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